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                                                                    EXHIBIT 10.2


                           EIGHTH AMENDMENT TO SECOND
                       AMENDED AND RESTATED LOAN AGREEMENT


         This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Eighth Amendment") dated effective September 30, 1999, is by and between VENUS EXPLORATION, INC., a Delaware corporation, formerly known as XPLOR CORPORATION, a Delaware corporation (the "Borrower"), and WELLS FARGO BANK (TEXAS), N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, Bank and Borrower entered into that certain Second Amended and Restated Loan Agreement dated December 22, 1997 (as the same has been previously amended through the date hereof is herein called the "Loan Agreement"), pursuant to which Borrower obtained a credit facility in the amount of up to the lesser of the Borrowing Base (as defined in the Loan Agreement) or the Commitment (as defined in the Loan Agreement); and

         WHEREAS, Bank and Borrower now desire to further amend that Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, hereby amended as follows:

                  (a) Except as provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement. The definitions contained in Section 1.1 of the Loan Agreement shall be and are hereby amended or supplemented as follows:

                           (i) The definition for Transaction is hereby deleted
                  in its entirety and the following substituted therefor:

                           "Transaction shall mean the closing and funding of either (i) a merger with another oil and gas company, with Borrower as the successor thereto, the result of which will be that Borrower having an increase in net annual cash flow of at least $3,000,000, which shall be applied by Borrower to the Obligations; (ii) the acquisition by Borrower of Oil and Gas Properties which involve the offering and placement of equity securities of Borrower which generates at least $15,000,000 in net proceeds available to Borrower; or
                           (iii) the sale by Borrower of Oil and Gas Properties known as the Vernon Field originally acquired as part of the Apache Acquisition located in Jackson Parish, Louisiana, which sale will generate at least $4,000,000 in net proceeds available to Borrower, of which, in each case, the lesser of the net proceeds or the outstanding balance due under the Borrowing Base are to be immediately paid to Bank."

                  (b) Section 6.34, Transaction, to the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "6.34 Transaction. On or before December 31, 1999, Borrower shall have consummated a Transaction in form and substance acceptable to Bank."

                  (c) Section 7.1, Default, to the Loan Agreement is hereby amended by adding the following:

                           "(n) The failure or refusal of Borrower to remit prompt payment to the Bank of the net sales proceeds from a Transaction as permanent payment reduction on the Obligation."


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         2. Ratifications. The terms and provisions as set forth in this Eighth
Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, and except as expressly modified and superseded by this Eighth Amendment, the terms of the Note and any and all other Loan Documents executed in connection therewith or hereunto are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Loan Agreement, as amended hereby, the Note and the other Loan Documents shall continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         3. Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this Eighth Amendment, and the other documents to be executed and delivered as required hereby have been duly authorized by all requisite action on the part of Borrower; (ii) after giving effect to this Eighth Amendment, the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof; and (iii) after giving effect to this Eighth Amendment, no Event of Default or Potential Default has occurred and is continuing.

         4. Covenant Deviation and Waiver. Without giving effect to this Eighth Amendment, Borrower would have failed to observe or maintain compliance with the Current Ratio covenant set forth in Section 6.16 of the Loan Agreement and the Tangible Net Worth covenant set forth in Section 6.17 of the Loan Agreement. Borrower has requested, and Bank has approved, a deviation from such compliance with respect to the aforementioned covenants for a period from the date hereof through December 31, 1999, at which time Borrower must be in compliance therewith. It is understood and agreed that Bank's consent to such deviation shall in no way act as a waiver of any covenants, restrictions, rights or remedies with respect to the Loan Agreement, but that such deviation shall apply only to the specific matter and instance set forth hereinabove.

         5. Status of Claims. Borrower hereby represents and warrants to Bank that no facts, events, status or conditions presently exist which, either now or with the passage of time or the giving of notice or both, presently constitute or will constitute a basis for any claim or cause of action against Bank, or any defense to the payment of any of the Obligations. Borrower hereby releases, relinquishes and forever discharges Bank, its successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Borrower may have against Bank, its successors, assigns, agents, officers, directors, employees and representatives, arising out of or with respect to any and all transactions relating to the Loan Agreement, this Eighth Amendment, or any Loan Document, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank, its successors, assigns, agents, officers, directors, employees or representatives.

         6. Conditions Precedent to Effectiveness of Eighth Amendment. This Eighth Amendment shall become effective and be deemed effective upon receipt by Bank of the following:

                  (i) counterparts of this Eighth Amendment duly executed by Borrower and Bank;

                  (ii) there shall not have been, in the sole judgment of Bank, any material adverse change in the financial condition, business or operations of Borrower;

                  (iii) payment by Borrower to Bank of a $5,000.00 waiver extension fee;

                  (iv) payment by Borrower of the fees and expenses of counsel to Bank in connection with the preparation and negotiation of this Eighth Amendment and all documents and instruments contemplated hereby;

                  (v) delivery by Borrower to Bank of true and correct copies of the documents and instruments contemplated in Paragraph 2 of this Eighth Amendment; and


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                  (vi) the execution and delivery by Borrower of such additional documents and instruments that Bank and its counsel may deem necessary to effectuate this Eighth Amendment or any document executed and delivered to Bank in connection herewith or therewith.

         7. Execution Counterparts. This Eighth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         8. Governing Law. This Eighth Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas.

         9. Successors and Assigns. This Eighth Amendment is binding upon and shall inure to the benefit of Borrower and Bank and its respective successors and assigns; provided, however, Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Bank.

         10. Headings. The headings, captions and arrangements used in this Eighth Amendment are for convenience only and shall not effect the interpretation of this Eighth Amendment.

         11. NO ORAL AGREEMENTS. THIS EIGHTH AMENDMENT, TAKEN TOGETHER WITH THE OTHER LOAN DOCUMENTS AND ALL SCHEDULES AND EXHIBITS THERETO, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12. AGREEMENT FOR BINDING ARBITRATION. THE PARTIES AGREE TO BE BOUND BY THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF WELLS FARGO BANK (TEXAS), N.A., WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF EITHER PARTY.

                                          "BORROWER"

                                          VENUS EXPLORATION, INC.


                                          By: /s/ E.L. Ames, Jr.
                                             ---------------------------------
                                              Name: E.L. Ames, Jr.
                                                   ---------------------------
                                              Title: Chief Executive Officer
                                                    --------------------------

                                          "BANK"

                                          WELLS FARGO BANK (TEXAS) N.A.


                                          By: /s/ Danny Oliver
                                             ---------------------------------
                                              Name: Danny Oliver
                                                   ---------------------------
                                              Title: Relationship Manager
                                                    --------------------------